UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest

event reported) October 3, 2016

Community Health Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

4000 Meridian Boulevard, Franklin, TN		37067
(Address of principal executive offices)		(Zip Code)

(615) 465-7000

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Section 3 — Securities and Trading Markets

Item 3.03 Material Modifications to Rights of Security Holders.

On October 3, 2016, the Board of Directors of Community Health Systems, Inc., a Delaware corporation (the “Company”), declared a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (“Common Stock”), of the Company held of record at the close of business on October 13, 2016 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be payable on the later of the Record Time and the certification by the New York Stock Exchange to the Securities and Exchange Commission that the Rights have been approved for listing and registration. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of October 3, 2016 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one ten-thousandth of a share of Participating Preferred Stock, par value $0.01 per share (“Participating Preferred Stock”), for $50.00 (the “Exercise Price”), subject to adjustment.

The Rights will be evidenced by the Common Stock certificates (or, in the case of uncertificated shares of Common Stock, by the registration of the associated Common Stock on the Company’s stock transfer books) until the next business day (the “Separation Time”) following the earlier of (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person (as defined below) and (ii) the date of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time will be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer will be deemed never to have been made. A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board of Director of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A Stock Acquisition Date means the earlier of (a) the first date on which the Company publicly announces that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person or (b) the date

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on which any Acquiring Person has acquired more than 40% of the Common Stock, excluding for this purpose any shares determined to be constructively owned. An Acquiring Person is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 15% or more of the outstanding shares of Common Stock, which term does not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any person who is the Beneficial Owner of 15% or more of the outstanding Common Stock at the time of the first public announcement of the adoption of the Rights Agreement or who becomes the Beneficial Owner of 15% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires additional Common Stock, other than through a dividend, stock split or reclassification, aggregating 0.1% or more of the outstanding Common Stock, or any Person who becomes the Beneficial Owner of 15% or more of the outstanding Common Stock solely as a result of the occurrence of a Flip-in Date which has not resulted from the acquisition of Beneficial Ownership of Common Stock by such Person, (iii) any Person who becomes the Beneficial Owner of 15% or more of the outstanding Common Stock without any plan or intent to seek or affect control of the Company if such Person promptly divests sufficient securities such that such 15% or greater Beneficial Ownership ceases or (iv) any Person who Beneficially Owns shares of Common Stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares owned by such Person and its affiliates and associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Common Stock, acquired by affiliates and associates of such Person after the time of such grant. Beneficial Ownership includes, solely for purposes of determining whether any Person is an Acquiring Person, constructive ownership of shares in respect of which a Person has a Synthetic Long Position (as defined in the Rights Agreement). The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time (or the registration of Common Stock in the Company’s stock transfer books with respect to uncertificated shares) will evidence one Right for each share of Common Stock represented thereby and such Certificates (or confirmation of registration with respect to uncertificated shares) will contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time (or registration) will also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.

The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on April 1, 2017, (iii) the date on which the Rights are redeemed as described below and (iv) immediately prior to the merger of the Company into another corporation that does not constitute a Flip-over Transaction or Event (as defined below).

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The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

In the event that, prior to the Expiration Time, a Flip-in Date occurs, the Company will take such action as is necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights will become void) will constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

Whenever the Company becomes obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one ten-thousandth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

In the event that prior to the Expiration Time the Company enters into an agreement with respect to, consummates or permits to occur a transaction or series of transactions after a Flip-in Date in which, directly or indirectly, (i) the Company consolidates or merges or participates in a statutory share exchange with any other Person if, immediately prior to the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or share exchange, the Acquiring Person controls the Board of Directors of the Company or is the Beneficial Owner of 50% or more of the outstanding shares of Common Stock and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or (ii) the Company sells or otherwise transfers (or one or more of its subsidiaries sells or otherwise transfers) assets (A) aggregating

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more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated, associated or otherwise acting in concert, if, at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (a “Flip-over Transaction or Event”), the Company will not enter into, consummate or permit to occur such Flip-over Transaction or Event unless and until it has entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right will thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity will thereafter be liable for, and will assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term “Acquiring Person” will include any Acquiring Person and its affiliates and associates counted together as a single Person.

The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $.001 per Right (the “Redemption Price”), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

The holders of Rights will not, in their capacity as holders of Rights, have any rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed, or the Rights Agreement terminated, by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed, or the Rights Agreement terminated, on or prior to the Flip-in Date, before the consummation of such transaction.

As of September 30, 2016 there were 113,633,148 shares of Common Stock issued (all of which shares were outstanding) and 6,335,075 shares reserved for issuance pursuant to employee benefit plans. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

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The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Section 9 — Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Stockholder Protection Rights Agreement, dated as of October 3, 2016 (the “Rights Agreement”), between Community Health Systems, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Participating Preferred Stock of the Company.

99.1	Press release, dated October 3, 2016 issued by the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC.

By	/s/ W. Larry Cash
	Name:	W. Larry Cash
	Title:	President — Financial Services and Chief Financial Officer

Date: October 3, 2016

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Stockholder Protection Rights Agreement, dated as of October 3, 2016 (the “Rights Agreement”), between Community Health Systems, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Participating Preferred Stock of the Company.

99.1	Press release, dated October 3, 2016 issued by the Company.

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